EXHIBIT 10.134

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

ASSIGNMENT AND TERMINATION AGREEMENT

by and between

MANHATTAN PHARMACEUTICALS, INC.

and

INDEVUS PHARMACEUTICALS, INC.

THIS ASSIGNMENT AND TERMINATION AGREEMENT (“Agreement”) is entered into as of August 22, 2003 (“Effective Date”), by and between MANHATTAN PHARMACEUTICALS, INC. (“MANHATTAN”), formerly ATLANTIC TECHNOLOGY VENTURES, INC. (“Atlantic”), a corporation organized and existing under the laws of the State of Delaware and having its principal office at 350 Fifth Avenue, Suite 5507, New York, New York 10118 and INDEVUS PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421, United States (“INDEVUS”).

W I T N E S S E T H:

WHEREAS, effective as of June 28, 2002, Atlantic and INDEVUS entered into the Atlantic/Indevus License (as defined herein), pursuant to which Atlantic granted INDEVUS an exclusive worldwide license under the ATLANTIC Intellectual Property (as defined in the Atlantic/Indevus License), which rights included, in part, rights that had been licensed by Atlantic under the Burstein License (as defined herein);

WHEREAS, on February 21, 2003, Atlantic changed its name to Manhattan Pharmaceuticals, Inc.;

WHEREAS, as of the Effective Date, MANHATTAN and DR. SUMNER BURSTEIN (“Burstein”) have entered into the Termination Agreement which provides for, among other things, termination of the Burstein License, and Burstein and INDEVUS have entered into the Burstein/Indevus License (all as defined herein);

WHEREAS, MANHATTAN is the owner of certain MANHATTAN Intellectual Property (as defined herein), and;

WHEREAS, INDEVUS and MANHATTAN desire to terminate the Atlantic/Indevus License and INDEVUS desires to have Manhattan terminate the Burstein License under the Termination Agreement and to obtain from MANHATTAN the termination of the Burstein License and an assignment of the MANHATTAN Intellectual Property, and MANHATTAN desires to grant such assignment to INDEVUS, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, where used in the singular or plural, shall have the respective meanings set forth below:

1.1.

“Affiliate” shall mean (i) any corporation or business entity of which more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party or (iii) any corporation or business entity of which a Party has the right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.

1.2.	“Atlantic/Indevus License” means the License Agreement between Atlantic and INDEVUS effective as of June 28, 2002.

1.3.	“Business Day(s)” means any day that is not a Saturday or a Sunday or a day on which the New York Stock Exchange is closed.

1.4.	“Burstein Arbitration” means the arbitration between MANHATTAN and Burstein before the American Arbitration Association, Arbitration No. 11 184 00143 03.

1.5.	“Burstein License” means the License Agreement dated as of March 28, 1994, by and between Burstein and Channel Pharmaceuticals, Inc., a former wholly-owned subsidiary of MANHATTAN, as amended to date.

1.6.	“Burstein/Indevus License” means the License Agreement entered into as of the Effective Date by and between Burstein and INDEVUS.

1.7.	“Common Stock” shall mean the Common Stock, $.001 par value, of INDEVUS.

1.8.	“Compound” shall mean the chemical compounds known as (3R, 4R) -Δ6-Tetrahydrocannabinol-7-oic Acids [also known as (6aR, 10aR)-Δ8- Tetrahydrocannabinol-11-oic Acids] including the compound designated CT-3 and IP 751, as diagrammed on Schedule 1.8 hereto, and any other compounds disclosed or covered in the MANHATTAN Patent Assets and any derivative, homolog, or analog of any of the foregoing, and any isomer, salt, hydrate, solvate, amide, ester, metabolite, or prodrug of any of the foregoing.

1.9.	“Hannover Trial” shall mean the Phase 1 /2 Clinical Trial conducted at Medizinische Hochscule Hannover (the University of Hannover Medical School in Hannover, Germany) pursuant to a Clinical Trials Agreement dated February 14, 2002.

1.10.	“MANHATTAN Intellectual Property” shall mean the MANHATTAN Patent Assets and MANHATTAN Know-How.

1.11.	“MANHATTAN Know-How” shall mean all information and materials, including but not limited to, discoveries, information, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which

(i)	directly relate to Compound or Product; and

(ii)	are, as of the Effective Date, owned by MANHATTAN or are in MANHATTAN’s possession or control, and/or have been licensed to MANHATTAN from any Third Parties and which MANHATTAN has a right to assign to INDEVUS.

Such Know-How shall include, without limitation, all chemical, pharmaceutical, toxicological, preclinical, clinical, assay control, regulatory, and any other information used or useful for the development, manufacturing and/or regulatory approval of Compound or Product, including such rights which MANHATTAN may have to information developed by Third Parties and including any data included in or generated as a result of or under an IND or the Hannover Trial.

1.12.	“MANHATTAN Patent Assets” shall mean the United States patents and patent applications which as of the Effective Date

(a)	are owned by MANHATTAN in whole or in part or which MANHATTAN through any license or otherwise has acquired rights from a Third Party and that MANHATTAN has a right to assign to INDEVUS, and

(b)	relate to Compound, Product or any improvement, including but not limited to methods of their development, manufacture, or use, or otherwise relate to MANHATTAN Know-How,

including all certificates of invention and applications for certificates of invention, substitutions, divisions, continuations, continuations-in-part, patents issuing thereon or reissues or reexaminations thereof and any and all foreign patents and patent applications corresponding thereto, supplementary protection certificates or the like of any such patents and current and future patent applications, including but not limited to the patents and patent applications listed on Schedule 1.12 hereto and any rights that MANHATTAN may have in the patents and patent applications included in the definition of Patent Rights under the Burstein License, and any counterparts thereof which have been or may be filed in other countries.

1.13.	“Party” shall mean MANHATTAN or INDEVUS.

1.14.	“Patent Assignment” shall mean the assignment of the MANHATTAN Patent Assets in the forms attached hereto as Exhibits 1.14 (a) and (b), to be executed by MANHATTAN on the Effective Date and thereafter recorded in the United States Patent and Trademark Office and in any foreign national patent granting authority.

1.15.	“Product” shall mean any product in final form for commercial sale by prescription, over-the-counter, or by any other method (or, where the context so indicates, the product being tested in clinical trials), which contains Compound as at least one of the therapeutically active ingredients in all dosage forms and package configurations for any indication.

1.16.	“Proprietary Information” shall mean any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is being provided by that Party to the other Party in connection with this Agreement.

1.17.	“Registration Rights Agreement” shall mean the Registration Rights Agreement to be entered into by and between MANHATTAN and INDEVUS on the Effective Date.

1.18.	“Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, or any successor act, all as the same shall be in effect at the time.

1.19.	“Termination Agreement” shall mean the Termination and Settlement Agreement entered into as of the Effective Date by and between Burstein and MANHATTAN.

1.20.	“Territory” shall mean all of the countries in the world.

1.21.	“Third Party(ies)” shall mean a person or entity who or which is neither a Party nor an Affiliate of a Party.

ARTICLE II

TERMINATION OF ATLANTIC/INDEVUS LICENSE; ASSIGNMENT

2.1.	Termination. Effective upon the Effective Date, the Parties hereby agree that the Atlantic/Indevus License is hereby cancelled and terminated in its entirety. Notwithstanding any provision contained in the Atlantic/Indevus License, neither Party shall have any obligation or liability to the other Party under the Atlantic/Indevus License or in connection with the termination thereof except that the provisions of Article IV of the Atlantic/Indevus License shall survive the termination thereof on the terms set forth in the Atlantic/Indevus License and except as otherwise set forth in this Agreement, and provided that the amounts previously paid to Atlantic under Section 5.1 of the Atlantic/Indevus License shall be non-refundable.

2.2.	Assignment. MANHATTAN hereby absolutely and unconditionally assigns, transfers and conveys to INDEVUS, and INDEVUS hereby accepts from MANHATTAN, all of MANHATTAN’S rights, title and interest throughout the Territory in and to the MANHATTAN Intellectual Property, including the right to bring an action for past patent infringement. The foregoing assignment is sometimes referred to herein as the “Assignment”. MANHATTAN shall not execute any writing or do any act whatsoever conflicting with the Assignment, and shall, at any time upon request without further or additional consideration, but at the expense of INDEVUS, execute such additional assignments and other writings and do such additional acts as INDEVUS may deem necessary or desirable to perfect INDEVUS’ enjoyment of the grant of the Assignment, it being understood that the foregoing covenant and agreement shall bind assigns and legal representatives of MANHATTAN and inure to the benefit of the assigns and legal representatives of INDEVUS. Without limiting the generality of the foregoing, MANHATTAN shall execute and deliver to INDEVUS the Patent Assignment simultaneously with the execution and delivery of this Agreement.

2.3.	Filing, Prosecution and Maintenance of the MANHATTAN Patent Assets. INDEVUS shall bear and be responsible for all filing, prosecution, maintenance and assignment recordation costs of the MANHATTAN Patent Assets incurred from June 28, 2002.

2.4.	Additional Information. MANHATTAN shall transfer to INDEVUS all MANHATTAN Intellectual Property not previously made available to INDEVUS in electronic format, where available, and hard copies (or, upon INDEVUS’ request, originals) all of which shall be subject to the Assignment.

ARTICLE III

PAYMENTS

3.1.	Cash Payment. In consideration of the Assignment and rights granted by MANHATTAN hereunder, INDEVUS shall pay MANHATTAN US $200,001.30 within ten (10) days after the Effective Date by wire transfer of immediately available funds to such bank account(s) as shall be designated in writing by MANHATTAN to INDEVUS prior to the Effective Date.

3.2.	Stock Issuance. In further consideration of the Assignment and rights granted by MANHATTAN hereunder, INDEVUS shall issue MANHATTAN 59,686 shares of Common Stock (the “Shares”) such number of shares being equal to $350,000 divided by the average of the closing prices of the Common Stock for the five days prior to the Effective Date, with the fractional share part of the Cash Payment. Within ten (10) days after the Effective Date, INDEVUS shall deliver to MANHATTAN a certificate evidencing the Shares, registered in the name of MANHATTAN. MANHATTAN agrees that for a period of six months from the Effective Date, MANHATTAN will not sell, transfer, offer to sell, grant an option to sell, or otherwise dispose of any of the Shares (or any other securities issued with respect thereto upon any conversion, stock split, stock dividend, recapitalization or similar event) without the prior written consent of INDEVUS.

3.3.	Restrictive Legend. The certificate or certificates evidencing the Shares (or any other securities issued with respect thereto upon any exchange, stock split, stock dividend, recapitalization or similar event) shall bear the following legend until such time that such securities have been registered under the Securities Act or there is delivered to INDEVUS an opinion of counsel reasonably acceptable to INDEVUS to the effect that such legend is no longer required by law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

3.4.	Registration Rights Agreement. Simultaneously with the execution of this Agreement, INDEVUS and MANHATTAN shall execute and deliver the Registration Rights Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.	MANHATTAN Representations and Warranties. MANHATTAN represents and warrants to INDEVUS that as of the Effective Date:

(a) to the best of MANHATTAN’S knowledge, the issued patents included in the MANHATTAN Patent Assets are presumed to be valid and enforceable over any references or prior art;

(b) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by MANHATTAN and constitutes legal, valid, and binding obligations enforceable against MANHATTAN in accordance with their respective terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;

(c) subject to the dismissal, with prejudice, of the Burstein Arbitration and subject to the accuracy of the representations and warranties INDEVUS sets forth herein, no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by MANHATTAN of this Agreement or the Registration Rights Agreement or the consummation by MANHATTAN of the transactions contemplated hereby or thereby;

(d) MANHATTAN has the full corporate power and authority to enter into and deliver this Agreement and the Registration Rights Agreement, to grant the Assignment and to consummate the transactions contemplated hereby; all corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained;

(e) MANHATTAN has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the MANHATTAN Intellectual Property or entered into any agreement with any Third Party which is in conflict with the rights granted to INDEVUS pursuant to this Agreement;

(f) except as set forth in the following sentence, MANHATTAN is the sole owner of the MANHATTAN Intellectual Property listed in EXHIBIT A of Exhibit 1.14(a), all of which are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof has any claim of ownership or rights therein, whatsoever. Notwithstanding the foregoing, with respect only to the MANHATTAN Patent Assets listed in Exhibit B to Exhibit 1.14 (b) (CANNABINOID DRUGS, and METHODS FOR DECREASING CELL PROLIFERATION BASED ON (3R, 4R)-Δ8-TETRAHYDROCANNABINOL-11-OIC ACIDS), MANHATTAN’s entire right, title and interest in, to and under the patents and/or patent applications listed therein and the invention(s) disclosed or claimed in same is hereby assigned to INDEVUS, the Parties acknowledging herein that the University of Massachusetts has asserted ownership rights in same. MANHATTAN makes no representation or warranty with respect to the Patent Rights under the Burstein License owned by Burstein as a result of the Termination Agreement;

(g) MANHATTAN has transferred to INDEVUS the files for the MANHATTAN Patent Assets as well as all information received by MANHATTAN as of the Effective Date relating to the MANHATTAN Patent Assets as well as all information received by MANHATTAN concerning the institution or possible institution of any interference, opposition, reexamination, reissue, revocation, nullification, or any official proceeding involving a MANHATTAN Patent Asset, and will continue to make all such disclosures to INDEVUS regarding any new significant event of which MANHATTAN becomes aware relating to the MANHATTAN Patent Assets;

(h) Schedule 1.12 is a complete and accurate list of all patents and patent applications in the Territory relating to Compound or Product owned or controlled by MANHATTAN and as to which MANHATTAN has the right to assign an interest (be it in whole or in part), subject to the qualification recited in Section 4.1(f) hereof;

(i) subject to the dismissal of the Burstein Arbitration, and except for claims by the University of Massachusetts as set forth in Section 4.1, there are no claims, judgments or settlements against or owed by MANHATTAN relating to the MANHATTAN Patent Assets or pending or, to the best of MANHATTAN’s knowledge, threatened claims or litigation against MANHATTAN relating to the MANHATTAN Patent Assets;

(j) MANHATTAN has disclosed to INDEVUS all relevant information known by it regarding the MANHATTAN Intellectual Property reasonably related to the development and commercialization of Product;

(k) to the best of MANHATTAN’S knowledge, no contract research organization, corporation, business entity or individual which have been involved in any studies conducted for the purpose of obtaining regulatory approvals have been debarred individuals or entities within the meaning of 21 U.S.C. section 335(a) or (b); in connection with development of Compound and Product, MANHATTAN has complied and is complying in all material respects with applicable U.S. and German laws and regulations including U.S. good laboratory practices in its conduct of toxicology studies on Compound and U.S. good clinical practices in its conduct of clinical studies on Compound and any corresponding German regulations in connection with the Hannover Trial;

(l) MANHATTAN is not, and to the best of MANHATTAN’s knowledge, Burstein is not, in default under or in breach of any terms or provisions of the Termination Agreement and such agreement is in full force and effect as of the date hereof;

(m) MANHATTAN is acquiring the Shares for its own account for investment and not with a view to any sale or distribution thereof within the meaning of the Securities Act. MANHATTAN understands that the Shares have not been registered under the Securities Act, by reason of their issuance by INDEVUS in a transaction exempt from the registration requirements of the Securities Act, and that any such unregistered shares must be held by MANHATTAN indefinitely unless a subsequent disposition thereof is registered under the Securities Act and any applicable state securities or blue sky laws or unless an exemption from registration is available; MANHATTAN further understands that such shares will be considered “restricted securities” under Rule 144 (the provisions of which are known to it) under the Securities Act, that Rule 144 may not be available to exempt from the registration requirements of the Securities Act sales of such “restricted securities”, and that, if Rule 144 is available, sales may be made in reliance upon such rule only in accordance with the terms and conditions of such rule;

(n) MANHATTAN is knowledgeable, sophisticated and experienced in making investments, is able to bear the economic risk of losing its entire investment in the Shares and is qualified to make decisions with respect to investment in the Shares and has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of and secure such information from INDEVUS and its officers and directors as it deems necessary to evaluate the merits of entering into the Agreement;

(o) Except as specifically provided herein, MANHATTAN does not make, and expressly disclaims any warranties, either express or implied, oral or written as to any matter whatsoever, including, without limitation, any express or implied warranty of merchantability or fitness for a particular purpose concerning MANHATTAN Intellectual Property.

4.2.	INDEVUS Representations, Warranties,. INDEVUS represents and warrants to MANHATTAN that as of the Effective Date:

(a) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by INDEVUS and constitutes legal, valid, and binding obligations enforceable against it in accordance with their respective terms except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;

(b) it has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained;

(c) subject to the accuracy of the representations and warranties MANHATTAN set forth herein, except for any notice subsequent to the Effective Date that may be required under applicable Federal or state securities or blue sky laws, no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by INDEVUS of this Agreement or the Registration Rights Agreement or for the valid authorization, issuance, sale and delivery of the Shares, other than such as will have been made or obtained prior to the issuance thereof;

(d) the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable. There are no preemptive rights or similar rights on the part of the holders of shares of the Common Stock; and

(e) the Common Stock is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934 (the “1934 Act”). INDEVUS has made available to MANHATTAN INDEVUS’ Annual Reports on Form 10-K for its last two fiscal years, and its quarterly reports on Form 10-Q and each other report, registration statement, definitive proxy statement or other document filed with the S.E.C. under the 1934 Act since the filing of the most recent Form 10-K (collectively, the “SEC Reports”).

4.3.	Releases and Indemnification

(a) Subject to the accuracy of the other Party’s representations and warranties made in Section 4.1 and 4.2 above, upon the execution of this Agreement, each Party (the “Releasing Party”) hereby fully releases and discharges the other Party and its respective Affiliates and their respective employees, directors, officers, shareholders, agents, representatives, attorneys, administrators (the “Released Parties”), with respect to any and all claims, actions, causes of action, and demands or requests for damages, of any kind whatsoever, in law, equity, or otherwise that any Releasing Party may have had or may now have or may in the future have against any Released Party arising out of any obligation of any Released Party to the Releasing Party in connection with the

MANHATTAN Intellectual Property as defined above. [Notwithstanding anything to the contrary contained in this Section 4.3, the release contained herein shall not include any claims arising out of breach of this Agreement.]

(b) INDEVUS agrees to defend, indemnify and hold harmless MANHATTAN and its Affiliates and their respective employees, directors, officers, shareholders, agents, representatives, attorneys, administrators, and each of their predecessors, successors, assignors, and assignees, past and present (the “MANHATTAN Indemnified Parties”) from and against any losses, costs, damages, fees or expenses incurred by or assessed against such MANHATTAN Indemnified Parties as part of a final judgment assessing joint and several liability by and among INDEVUS and such MANHATTAN Indemnified Party and arising out of any claim initiated after the Effective Date by the University of Massachusetts against INDEVUS and MANHATTAN relating to ownership of the MANHATTAN Patent Assets listed on Exhibit B to Schedule 1.14(b) hereto (collectively, “Losses”), provided, however, that INDEVUS shall have no liability for, and shall not be required to pay or reimburse, any Losses incurred by MANHATTAN or any MANHATTAN Indemnified Party which arise from (i) the gross negligence, recklessness or intentional misconduct of MANHATTAN; (ii) any breach of this Agreement by MANHATTAN or (iii) any amounts incurred by or assessed against any MANHATTAN Indemnified Party prior to the Effective Date. In the event of any such claim against any MANHATTAN Indemnified Party by the University of Massachusetts, MANHATTAN shall promptly notify INDEVUS in writing of the claim and INDEVUS shall manage and control, at its sole expense, the defense of the claim. The MANHATTAN Indemnified Parties shall cooperate with INDEVUS and shall provide such assistance, information and documentation as INDEVUS may reasonably request in connection with the defense of any such claims, and may, at their option and expense, be represented in any such action or proceeding by its own counsel.

ARTICLE V

MISCELLANEOUS

5.1.	Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to INDEVUS to:

INDEVUS PHARMACEUTICALS, INC.

99 Hayden Avenue, Suite 200

Lexington, MA 02421

Attention: President

Fax No.: 781-862-3859

if to MANHATTAN to:

MANHATTAN PHARMACEUTICALS, INC.

350 Fifth Avenue, Suite 5507

New York, New York 10118

Attention: Chief Executive Officer

Fax No.: 212.267.2159

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered and on the third Business Day following the date of mailing if sent by registered or certified mail.

5.2	Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the United States of America and State of New York without reference to any rules of conflict of laws.

5.3	Entire Agreement. This Agreement and the Registration Rights Agreement, including the exhibits and schedules hereto, contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all previous agreements, writings and understandings, including without limitation, the Atlantic/Indevus License. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

5.4	Headings. The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

5.5	Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6	Use of Names. Except as otherwise provided in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document required to comply with applicable laws, rules or regulations.

5.7	Effectiveness. The effectiveness of this Agreement is subject to the dismissal of the Burstein Arbitration.

5.8	Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

5.9	Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.10	Limitation of Liability. Neither Party shall be liable to the other for any special, consequential incidental or indirect damages arising out of this agreement, however caused, under any theory of liability.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MANHATTAN PHARMACEUTICALS, INC.

By:	/s/ Leonard Firestone
Name: Leonard Firestone
Title: President and Chief Executive Officer

INDEVUS PHARMACEUTICALS, INC.

By:	/s/ Glenn L. Cooper
Name: Glenn L. Cooper, M.D.
Title: President and Chief Executive Officer

SCHEDULE 1.8

DIAGRAM OF IP 751 (CT-3)

*

*CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 1.12

MANHATTAN PATENT ASSETS

*

*CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1.14(a)

PATENT ASSIGNMENT

WHEREAS Manhattan Pharmaceuticals, Inc., formerly Atlantic Technology Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 350 Fifth Avenue, Suite 5507, New York, New York 10118 (“Assignor”), is the sole owner of the entire right, title and interest in the patents and patent applications listed in Exhibit A, attached hereto; and

Whereas, Indevus Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421 (“Assignee”), is desirous of acquiring the entire right, title and interest in and to the inventions disclosed or claimed in said patents and patent applications, and in and to any and all Letters Patent of the United States and any foreign countries which may be obtained therefore;

NOW, THEREFORE, for good and valuable consideration, the receipt for and sufficiency of which is hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto the Assignee, its legal representatives, successors, and assigns, the entire right, title and interest in and to said patents and patent applications, including the right to sue for past infringement, as set forth in the above-mentioned Exhibit A and the inventions disclosed or claimed therein, including any continuations, continuations-in-part, divisions, reissues, re-examinations or extensions thereof, and to any and all Letters Patents of the United States and any foreign countries which may be issued for said inventions;

Assignor also hereby agrees with the said Assignee that Assignor will not execute any writing or do any act whatsoever conflicting with these presents, and that it will, at any time upon request without further or additional consideration but at the expense of said Assignee, execute such additional assignments and other writing and do such additional acts as said Assignee may deem necessary or desirable to perfect said Assignee’s enjoyment of this grant, and render all necessary assistance in making application for and obtaining original, divisional, continuations, continuations-in-part, reexamined, reissued, or extended Letters Patent of the United States or of any and all foreign countries on said inventions, and in enforcing any rights or causes in action accruing as a result of such applications or patents, by giving testimony in any proceeding or transactions involving such applications or patents, and by executing preliminary statements and other affidavits, it being understood that the foregoing covenant and agreement shall bind assigns and legal representatives of Assignor and inure to the benefit of the assigns and legal representatives of Assignee;

Assignor requests the Director of Patents and Trademarks to issue Letters Patents of the United States (or, for any and all foreign countries, any foreign national patent granting authority) which may be granted for said inventions to said Assignee, its legal representatives, successors or assigns, as the sole owner of the entire right, title and interest in and to said patents and the inventions covered thereby.

IN TESTIMONY WHEREOF, We have hereunto set our hands.

MANHATTAN PHARMACEUTICALS, INC.

Date:	By :

Title:

STATE OF )
)	SS.
COUNTY OF )

On this                  day of                                         , 2003, before me, Notary Public, personally appeared to me known to be the individual whose name is subscribed to this instrument, and acknowledged that he/she executed it as his/her free and voluntary act and deed for the uses and purposes mentioned therein.

WITNESS my hand and official seal.

Notary Public
My Commission Expires:

EXHIBIT A

*

*CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1.14 (b)

PATENT ASSIGNMENT

WHEREAS Manhattan Pharmaceuticals, Inc., formerly Atlantic Technology Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 350 Fifth Avenue, Suite 5507, New York, New York 10118 (“Assignor”), may be an owner of at least an undivided interest, right, and title in the patents and patent applications listed in Exhibit B, attached hereto; and

Whereas, Indevus Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421 (“Assignee”), is desirous of acquiring MANHATTAN’S rights, title and interests in and to the inventions disclosed or claimed in said patents and patent applications, and in and to any and all Letters Patent of the United States and any foreign countries which may be obtained therefore;

NOW, THEREFORE, for good and valuable consideration, the receipt for and sufficiency of which is hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto the Assignee, its legal representatives, successors, and assigns, its rights, title and interests in and to said patents and patent applications, including the right to sue for past infringement, as set forth in the above-mentioned Exhibit B and the inventions disclosed or claimed therein, including any continuations, continuations-in-part, divisions, reissues, re-examinations or extensions thereof, and to any and all Letters Patents of the United States and any foreign countries which may be issued for said inventions;

Assignor also hereby agrees with the said Assignee that Assignor will not execute any writing or do any act whatsoever conflicting with these presents, and that it will, at any time upon request without further or additional consideration but at the expense of said Assignee, execute such additional assignments and other writing and do such additional acts as said Assignee may deem necessary or desirable to perfect said Assignee’s enjoyment of this grant, and render all necessary assistance in making application for and obtaining original, divisional, continuations, continuations-in-part, reexamined, reissued, or extended Letters Patent of the United States or of any and all foreign countries on said inventions, and in enforcing any rights or causes in action accruing as a result of such applications or patents, by giving testimony in any proceeding or transactions involving such applications or patents, and by executing preliminary statements and other affidavits, it being understood that the foregoing covenant and agreement shall bind assigns and legal representatives of Assignor and inure to the benefit of the assigns and legal representatives of Assignee;

Assignor requests the Director of Patents and Trademarks to issue Letters Patents of the United States (or, for any and all foreign countries, any foreign national patent granting authority) which may be granted for said inventions to said Assignee, its legal representatives, successors or assigns, as an owner in the rights, title and interests in and to said patents and the inventions covered thereby.

IN TESTIMONY WHEREOF, We have hereunto set our hands.

MANHATTAN PHARMACEUTICALS, INC.

Date:	By :

Title:

STATE OF )
)	SS.
COUNTY OF )

On this                  day of                                          , 2003, before me, Notary Public, personally appeared to me known to be the individual whose name is subscribed to this instrument, and acknowledged that he/she executed it as his/her free and voluntary act and deed for the uses and purposes mentioned therein.

WITNESS my hand and official seal.

Notary Public
My Commission Expires:

EXHIBIT B

*

*CONFIDENTIAL TREATMENT REQUESTED